Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Reports Fourth Quarter and Full Year 2015 Financial and Operating Results

— Initial public offering raised $98.2 million in net proceeds —

— Encouraging interim data for lead clinical program, AVXS-101, for Spinal Muscular Atrophy Type 1 —

— Conference call March 16 at 4:30 p.m. EDT —

Chicago, Ill. March 16, 2016 — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today reported financial results for the fourth quarter and full year 2015, and provided an update on recent corporate highlights and upcoming milestones.

“The past six months has been a period of significant progress for AveXis, as we completed a successful initial public offering, reported encouraging interim data for our lead program for AVXS-101 in spinal muscular atrophy (SMA) Type 1, and built an experienced leadership team,” said Sean Nolan, President and Chief Executive Officer of AveXis. “Proceeds from the IPO will provide the capital needed to rapidly advance our clinical programs and execute our manufacturing strategy. With an experienced team and a solid financial foundation in place, we are in a strong position to execute on our plan to bring AVXS-101 to patients suffering from SMA.”

Recent Highlights

•                  Initial Public Offering: In the first quarter of 2016, AveXis completed its initial public offering of 5,277,941 shares of common stock at an initial public offering price of $20.00 per share, including a partial exercise of the over-allotment option by the underwriters of 527,941 shares, before underwriting discounts. The total estimated net proceeds from the initial public offering were approximately $98.2 million, after deducting underwriting discounts and estimated offering expenses.

•                  Enrollment completed in Phase 1 Trial of AVXS-101 for SMA Type 1: The trial enrolled a total of 15 patients who met enrollment criteria of clinical symptoms with diagnosis of SMA Type 1 before 6 months of age, with gene mutation analysis with bi-allelic SMN1 mutations (deletion or point mutations) and two copies of the SMN2 backup gene, as determined by genetic testing. The trial includes two dosing cohorts: Cohort 1 of three patients dosed at the low dose of 6.7 X1013 vg/kg, aged six to seven months at time of dosing; Cohort 2 of 12 patients dosed at the proposed therapeutic dose of 2.0 X1014 vg/kg, aged one to eight months at time of dosing.

•                  Interim Phase 1 Data: In January 2016, AveXis reported interim data through the December 31, 2015 time period from the ongoing Phase 1 trial of AVXS-101 in SMA Type 1. The data reported in this release reflects that same dataset and time period. AveXis reported that AVXS-101 appears to have a favorable safety profile and appears to be generally well tolerated in patients studied as of December 31, 2015.  As of that date, there had been a total of 10 serious adverse events (SAEs) reported; two of these were determined to be related to therapy and involved clinically asymptomatic, elevated liver function enzymes. Both cases have resolved.

As of December 31, 2015, no patient in either dosing cohort had experienced an “event.” An event is defined as death, or until a patient requires at least 16 hours per day of ventilation support for breathing for 14 consecutive days in the absence of an acute reversible illness, or perioperatively. The median event-free age of all 15 patients was 11.8 months, with the oldest patient at 25.8 months of age. In Cohort 1, all 3 patients were over 20 months of age and event-free. In Cohort 2, the first 6 patients to be treated were greater than 10.5 months of age and event-free.

As of December 31, 2015, mean increases of 6.0 points and 18.0 points in CHOP-INTEND scores were observed in Cohort 1 and Cohort 2, respectively.  The Children’s Hospital of Philadelphia Infant Test of Neuromuscular Disorders (CHOP-INTEND) is a test developed to measure motor skills of patients with SMA Type 1, and other motor milestone development surveys and tests.

•                  Board of Directors Appointments:  In December 2015 and January 2016, AveXis expanded the board of directors with the appointments of Daniel G. Welch (Non-executive Chairman of the Board), currently an executive partner at Sofinnova Ventures and former Chairman, CEO and President of InterMune, Inc.; Terrence C. Kearney, former Chief Operating Officer for Hospira, Inc. where he previously held the position of Chief Financial Officer; and Frank Verwiel, M.D., formerly President, Chief Executive Officer and on the Board of Directors for Aptalis Pharma (formerly known as Axcan Pharma).

Upcoming Clinical Development Milestones

•                  Provide quarterly updates on the ongoing Phase 1 trial of AVXS-101 in SMA Type 1, starting in the first quarter of 2016.

•                  Initiate a Phase 1 safety and dosing study of AVXS-101 via intrathecal (IT) delivery in patients with SMA Type 2 in the second half of 2016.

•                  Report 13.6 months of data for all patients in the ongoing SMA Type 1 Phase 1 trial in the first quarter of 2017.

•                  Initiate pivotal trials of AVXS-101 in patients with SMA Type 1 in the United States and Europe in the first half of 2017.

Fourth Quarter 2015 Financial Results

•                  Cash Position:  As of December 31, 2015, AveXis had approximately $62.3 million in cash, cash equivalents and marketable securities, which did not include total net proceeds of approximately $98.2 million from the company’s initial public offering of common stock in February 2016.

•                  R&D Expenses: Research and development expenses were $8.7 million for the fourth quarter of 2015, compared to $3.4 million for the same period in 2014, an increase of $5.3 million. The increase in research and development expenses was primarily attributable to a $3.7 million increase in employee compensation and benefit expense and a $1.6 million increase in expenses necessary to support the advancement of our clinical and pre-clinical programs, primarily the Phase 1 trial of AVXS-101 in SMA Type 1.

•                  G&A Expenses: General and administrative expenses were $4.4 million for the fourth quarter of 2015, compared to $0.3 million for the same period in 2014, an increase of $4.1 million. The increase in general and administrative expenses was primarily attributable to an increase in employee compensation and benefit expense to support our overall growth and expenses related to preparing for the initial public offering.

•                  Net Loss: Net loss was $13.2 million for the fourth quarter of 2015, compared to net loss of $3.7 million for the fourth quarter of 2014.  The net loss for the full year 2015 was $38.5 million, compared with a net loss of $15.7 million in 2014.

Conference Call at 4:30 p.m. EDT

AveXis will host a conference call and webcast at 4:30 p.m. EDT today, March 16, 2016, to discuss fourth quarter 2015 financial results and business updates.

Analysts and investors can participate in the conference call by dialing (877) 508-0547 for domestic callers and (281) 973-6085 for international callers, using the conference ID 62607679. The webcast can be accessed live on the Events and Presentations page in the Investors and Media section of the AveXis website, www.AveXis.com.  The webcast will be archived on the company’s website until its next earnings call, and will be available for telephonic replay for 14 days following the call by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International), conference ID 62607679.

About AveXis, Inc.

AveXis is a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases. The company’s initial proprietary gene therapy candidate, AVXS-101, is in an ongoing Phase 1 clinical trial for the treatment of SMA Type 1. For additional information, please visit www.avexis.com.

Forward-Looking Statements:

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ research, development and regulatory plans for AVXS-101, including the expected timing for initiating and reporting results from ongoing and planned clinical trials. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the ability to obtain and maintain regulatory approval of AveXis’ product candidates; the scope, progress, expansion, and costs of developing and commercializing AveXis’ product candidates; AveXis’ ability to obtain and maintain intellectual property protection for our product candidates; AveXis’ ability to establish and maintain development partnerships; AveXis’ expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ final prospectus dated February 10, 2016, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (SEC) on February 11, 2016 (the Prospectus). Additional factors may be described in those sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC in the first quarter of 2016. In addition to the risks described above and in the Prospectus, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. AveXis cautions investors not to rely too heavily on the forward-looking statements AveXis makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). AveXis undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Selected Financial Information

Consolidated Statement of Operations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$—	$—	$—	$—
Total revenues	—	—	—	—

Operating Expenses:
Cost of goods sold
General and administrative	4,428,279	268,598	11,079,512	1,869,899
Research and development	8,737,246	3,383,411	27,493,460	13,550,422
Total Operating Expenses	13,165,525	3,652,009	38,572,972	15,420,321

Loss from operations	(13,165,525)	(3,652,009)	(38,572,972)	(15,420,321)

Other (Income)/Expense:
Other income	(58)	—	(84,558)	—
Interest (income) expense	(4,660)	(1,143)	(14,570)	131,527
Total Other (Income) Expense	(4,718)	(1,143)	(99,128)	131,527

Loss from continuing operations, before tax	(13,160,807)	(3,650,866)	(38,473,844)	(15,551,848)

Income tax expense (benefit)	—	—	—	—

Loss from continuing operations	(13,160,807)	(3,650,866)	(38,473,844)	(15,551,848)

Loss from operations of discontinued cell banking business, net of tax	—	—	—	153,928

Net loss	(13,160,807)	(3,650,866)	(38,473,844)	(15,705,776)

Condensed Consolidated Balance Sheets:

Contact:

	As of December 31,
Balance Sheet Data:	2015	2014
Cash and cash equivalents	62,251,860	3,119,713
Total assets	65,084,291	3,174,839
Total Liabilities	6,877,304	5,047,419
Total stockholders’ deficit	(58,550,520)	(20,076,619)

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